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                                                                      Exhibit 15


                   INDEPENDENT ACCOUNTANT'S AWARENESS LETTER


          We hereby acknowledge that we are aware of the inclusion in this Form S-4 of our report dated August 24, 1999, on the unaudited financial statements of Potomac Valley Bank as of June 30, 1999, and the related unaudited statements of income, comprehensive income, shareholders' equity, and cash flows for the periods ended June 30, 1999 and 1998.


                                         ARNETT & FOSTER, P.L.L.C.



Charleston, West Virginia
October 12, 1999